Exhibit 3.01.15

Control No. K800702

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

POSITRON PUBLIC SAFETY SYSTEMS CORP.

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on 10/06/2010 changing its name to

INTRADO SYSTEMS CORP.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on October 6, 2010

/s/ Brian P. Kemp Brian P. Kemp Secretary of State

Control No: K800702

Date Filed: 10/06/2010 09:36 AM

Brian P. Kemp

Secretary of State

Office Of The Secretary Of State Corporations Division

STATE OF GEORGIA 1776

Karen Handel

Secretary Of State

Articles Of Amendment Of

Articles Of Incorporation

Article One

The Name Of The Corporation Is:

Positron Public Safety Systems Corp.

Article Two

The Corporation Hereby Adopts The Following Amendment To Change The Name Of The Corporation.

The New Name Of The Corporation Is:

Intrado Systems Corp.

Article Three

The Amendment Was Duly Adopted By The Following Method (choose one box only):

The amendment was adopted by the incorporators prior to the issuance of shares. The amendment was adopted by a sufficient vote of the shareholders.

The amendment was adopted by the board of directors with xxx shareholder action xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

Article Four

The Date Of The Adoption Of The Amendment Was:

October 6, 2010

Article Five

The Undersigned Does Hereby Certify That A Notice To Publish The Filing Of Articles Of Amendment To Change The Corporation’s Name Along With The Publication Fee Of $40.00 Has Been Forwarded To The Legal Organ Of The County Of The Registered Office As Required By O.C.G.A. §14-2-1006.1

IN WITNESS WHEREOF, the undersigned has executed these Articles Of Amendment

On 10/6/10

(Date)

(Signature And Capacity in which signing)

CD 100

State of Georgia

Name Change 1 Page(s)

2010 OCT -6 AM 10:49

SECRETARY OF STATE

CORPORATIONS DIVISION

T1027915005

Control No. K800702

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

Certified Copy

I, Karen C Handel, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

POSITRON PUBLIC SAFETY SYSTEMS CORP.

Domestic Profit Corporation

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 9th day of January, 1998 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

STATE OF GEORGIA 1776 CONSTITUTION

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 12th day of November, 2008

Karen C Handel Secretary of State

Certification Number: 3248859-1 Reference:

Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

CONTROL NUMBER	:	9800702
EFFECTIVE DATE	:	01/09/1998
COUNTY	:	FULTON
REFERENCE	:	0077
PRINT DATE	:	01/09/1998
FORM NUMBER	:	311

CSC

HEATHER K. KLINZING

100 PEACHTREE ST.

ATLANTA, GA 30303

CERTIFICATE OF INCORPORATION

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

POSITRON PUBLIC SAFETY SYSTEMS CORP.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Lewis A. Massey Lewis A. Massey Secretary of State

Certification#: 3248859-1 Page 1 of 5

ARTICLES OF INCORPORATION

OF

POSITRON PUBLIC SAFETY SYSTEMS CORP.

The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Georgia Business Corporation Code, as amended from time to time:

FIRST: The name of the corporation is:

Positron Public Safety Systems Corp.

SECOND: The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) shares of common stock, without par value.

THIRD: The street address and the county of the initial registered office of the corporation is 1201 Peachtree Street, N.E. Atlanta, Fulton County, Georgia 30303.

The name of the initial registered agent of the corporation at the said registered office is CT Corporation System.

FOURTH: The name and address of the incorporator are:

Name	Address

Laura J. Geis	c/o Neal, Gerber & Eisenberg
Two North LaSalle Street Suite 2200
Chicago, Illinois 60606

FIFTH: The mailing address of the initial principal office of the corporation is 1745 Phoenix Blvd., Suite 450, Atlanta GA 30349.

SIXTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code, as amended from time to time.

SEVENTH: The corporation shall have perpetual existence.

EIGHTH: The corporation shall indemnify all officers and directors of the corporation, and advance expenses reasonably incurred by such officers and directors in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by the Georgia Business Corporation Code, as amended from time to time. Any indemnification effected under this provision shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Certification#: 3248859-1 Page 2 of 5

NINTH: The liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by Section 14-2-202(b)(4) of the Georgia Business Corporation Code, as the same may be amended and supplemented.

TENTH: Action required or permitted by the provisions of the Georgia Business Corporation Code to be taken at a shareholders’ meeting may be taken without a meeting in accordance with the provisions of Section 14-2-704 of the Georgia Business Corporation Code if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

ELEVENTH: This Article constitutes an undertaking by the corporation to publish a notice of the filing of these Articles of Incorporation as required by the provisions of Section 14-2-201.1 of the Georgia Business Corporation Code.

Signed on January 8, 1998.

/s/ Laura J. Geis
Laura J. Geis, Incorporator

Certification#: 3248859-1 Page 3 of 5